Exhibit 99.1

FOR IMMEDIATE RELEASE

Zebra Technologies Announces 2007 First Quarter Financial Results

Sales and earnings exceed expectations; company records improvements in gross profit margin and inventories

Vernon Hills, IL, April 30, 2007—Zebra Technologies Corporation (NASDAQ: ZBRA) today announced that net sales increased 18.6% for the quarter ended March 31, 2007, to $208,576,000 from $175,814,000 for the first quarter of 2006. Net income for the period was $26,716,000, or $0.39 per diluted share, compared with $26,091,000, or $0.37 per diluted share, a year ago.

“First quarter results show that more companies are turning to Zebra for their auto-identification and specialty printing solutions,” stated Edward Kaplan, Zebra’s chairman and chief executive officer. “We are meeting with increasing success in tying Zebra closer to its channel partners and transforming the company into a provider of high-growth vertical market applications. The impact of our geographic expansion activities is evident. We remain optimistic about further growth and our ability to build greater stockholder value as the year unfolds.”

Discussion and Analysis

For the first quarter of 2007 compared with the first quarter of 2006:

•

The company reported high sales growth in its major geographic territories, including 20.1% growth in North America and 22.9% in the Europe, Middle East and Africa region. Strength in the company’s core business was supplemented by sales contributions from WhereNet Corp., which was acquired in January 2007, and Swecoin, which was acquired in October 2006. Sales growth was also favorably affected by foreign currency translation.

•	Gross profit margin increased to 47.8% from 47.0%. Profitability was favorably affected by improvements in manufacturing variances and product mix.

•	Results include an expense of $1,853,000 for acquired in-process technology associated with the acquisition of WhereNet Corp. in January 2007. This charge reduced earnings by $0.03 per diluted share.

•

Higher operating expenses resulted primarily from the addition of personnel from the WhereNet and Swecoin acquisitions. Increased expenditures in advertising, market development funding and information systems also contributed to operating expense growth.

•

Net income for the first quarter of 2006 includes a one-time positive adjustment of $1,319,000, or $0.02 per diluted share, for the cumulative effect of a change in accounting for the adoption of SFAS 123(R), Share-Based Payment.

On a non-GAAP basis, excluding charges for stock-based compensation, the amortization of intangible assets and expensing of acquired in-process technology that result from purchase accounting for acquisitions, the company’s gross profit margin for the first quarter was 48.1%, compared with 47.1% for the previous year, and its operating income increased by 20.9% versus an increase of 6.5% under GAAP accounting rules. Non-GAAP operating margin with the same charges excluded for the first quarter of 2007 increased to 20.5% from 20.1% a year ago.

At March 31, 2007, Zebra had $452,485,000 in cash and investments, and no long-term debt. Net inventories were $79,560,000, and accounts receivable, net, were $136,867,000.

Zebra Technologies Corporation

333 Corporate Woods Parkway » Vernon Hills, IL 60061-3109 USA  T + 1 847 634 6700  F + 1 847 913 8766  www.zebra.com

Second Quarter Outlook

Zebra also announced its financial forecast for the second quarter of 2007. Net sales are expected within a range of $208,000,000 and $220,000,000. Earnings are expected within a range of $0.34 and $0.40 per diluted share.

Use of Non-GAAP Financial Measures

In addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”), this release includes non-GAAP financial measures stated above and in the Supplemental Information chart attached to this press release. The Supplemental Information chart reconciles these non-GAAP financial measures to the GAAP financial measures. Management believes these non-GAAP financial measures provide information useful to investors in understanding the underlying operational performance of Zebra’s business. Management uses these non-GAAP measures internally to assess Zebra’s current performance and to make strategic decisions. These non-GAAP measures should not, however, be considered a substitute for GAAP financial measures.

Forward-looking Statement

This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s financial forecast for the second quarter of 2007 stated in the paragraph above. Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra may elect to update forward-looking statements but expressly disclaims any obligation to do so, even if the company’s estimates change.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include market conditions in North America and other geographic regions and market acceptance of Zebra’s printer and software products and competitors’ product offerings and the potential effects of technological changes. Other factors include U.S. and foreign regulations that pertain to electrical and electronic equipment, including European Union directives relating to the collection, recycling, treatment and disposal of products and the reduction or elimination of certain specified materials in such products. Zebra’s failure to comply with these regulations may subject Zebra to penalties, prevent Zebra from selling its products in a certain country, or increase the cost of supplying the products. Profits and profitability will be affected by the company’s ability to control manufacturing and operating costs. Because of a large investment portfolio, interest rates and financial market conditions will also have an impact on results. Foreign exchange rates will have an effect on financial results because of the large percentage of our international sales. The outcome of litigation in which Zebra is involved, and particularly litigation or claims related to alleged infringement of third-party intellectual property rights, is another factor. In addition, the acquisitions of Swecoin, which was completed in October 2006, and WhereNet, which was completed in January 2007, have risks relating to integrating these companies’ businesses and operations with Zebra’s. These and other factors could have an adverse effect on Zebra’s revenues, gross profit margins and results of operations and increase the volatility of our financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “estimate,” and “expect” and similar expressions, as they relate to the company or its management are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of the risks, uncertainties and other factors that could affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission. In particular, readers are referred to Zebra’s Form 10-K for the year ended December 31, 2006.

Zebra Technologies Corporation delivers innovative and reliable on-demand printing solutions for business improvement and security applications in 100 countries around the world. More than 90 percent of Fortune 500 companies use Zebra-brand printers. A broad range of applications benefit from Zebra-brand thermal bar code, “smart” label, receipt, and card printers, resulting in enhanced security, increased productivity, improved quality, lower costs, and better customer service. The company has sold more than 5 million printers, including passive RFID printer/encoders, wireless mobile solutions, and active RFID systems, as well as ZebraDesigner label formatting software, ZebraLink connectivity solutions, Genuine Zebra supplies and ZebraCare services and support. Information about Zebra bar code, card and RFID products can be found at http://www.zebra.com.

Investors are invited to listen to a live Internet broadcast of Zebra’s conference call discussing the company’s financial results for the first quarter of 2007. The conference call will be held at 11:00 Eastern Time today. To listen to the call, visit the company’s Web site at http://www.zebra.com.

For Information, Contact:

Charles R. Whitchurch

Chief Financial Officer

Phone: 847.634.6700

Fax: 847.821.2545

ZEBRA TECHNOLOGIES CORPORATION

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	March 31, 2007	December 31, 2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$41,330	$41,014
Investments and marketable securities	143,906	219,930
Accounts receivable, net	136,867	122,540
Inventories, net	79,560	81,190
Deferred income taxes	14,177	9,464
Prepaid expenses	5,973	5,552

Total current assets	421,813	479,690

Property and equipment at cost, less accumulated depreciation and amortization	59,596	57,431
Long-term deferred income taxes	28,983	11,917
Goodwill	151,147	70,714
Other intangibles, net	60,841	34,025
Long-term investments and marketable securities	267,249	298,245
Other assets	11,425	11,120

Total assets	$1,001,054	$963,142

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$25,975	$28,980
Accrued liabilities	39,122	43,191
Income taxes payable	13,032	2,683

Total current liabilities	78,129	74,854
Deferred rent	687	638
Other long-term liabilities	11,110	9,969

Total liabilities	89,926	85,461

Stockholders’ equity:
Preferred Stock	—	—
Class A Common Stock	722	722
Additional paid-in capital	137,421	139,083
Treasury stock	(110,870)	(119,335)
Retained earnings	877,115	850,399
Accumulated other comprehensive income	6,740	6,812

Total stockholders’ equity	911,128	877,681

Total liabilities and stockholders’ equity	$1,001,054	$963,142

ZEBRA TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31, 2007	April 1, 2006
Net sales	$208,576	$175,814
Cost of sales	108,786	93,116

Gross profit	99,790	82,698
Operating expenses:
Selling and marketing	28,164	22,109
Research and development	14,185	12,035
General and administrative	17,932	14,649
Amortization of intangible assets	2,323	747
Acquired in-process technology	1,853	—

Total operating expenses	64,457	49,540

Operating income	35,333	33,158

Other income (expense):
Investment income	5,304	5,207
Interest expense	(10)	(218)
Foreign exchange gains	175	110
Other, net	86	(448)

Total other income	5,555	4,651

Income before income taxes and cumulative effect of accounting change	40,888	37,809
Income taxes	14,172	13,037

Income before cumulative effect of accounting change	26,716	24,772
Cumulative effect of accounting change (net of tax effect of $694)	—	1,319

Net income	$26,716	$26,091

Basic earnings per share before cumulative effect of accounting change	$0.39	$0.35
Diluted earnings per share before cumulative effect of accounting change	$0.39	$0.35
Basic earnings per share	$0.39	$0.37
Diluted earnings per share	$0.39	$0.37
Basic weighted average shares outstanding	68,908	70,566
Diluted weighted average and equivalent shares outstanding	69,367	71,119

ZEBRA TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	Three Months Ended
	March 31, 2007	April 1, 2006
Cash flows from operating activities:
Net income	$26,716	$26,091
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,853	3,669
Stock-based compensation	3,338	1,511
Excess tax benefit from share-based compensation	(479)	(1,285)
Cumulative effect of accounting change (net of tax)	—	(1,319)
Acquired in-process technology	1,853	—
Deferred income taxes	(1,097)	94
Changes in assets and liabilities:
Accounts receivable, net	(7,065)	(4,298)
Inventories	2,779	(2,817)
Other assets	(99)	963
Accounts payable	(12,275)	(2,225)
Accrued liabilities	(4,318)	(875)
Income taxes payable	10,815	7,034
Other operating activities	834	(920)

Net cash provided by operating activities	26,855	25,623

Cash flows from investing activities:
Purchases of property and equipment	(5,333)	(4,836)
Acquisition of businesses acquired, net of cash acquired	(127,200)	—
Purchases of investments and marketable securities	(166,285)	(275,517)
Maturities of investments and marketable securities	195,424	183,300
Sales of investments and marketable securities	78,069	55,284

Net cash used in investing activities	(25,325)	(41,769)

Cash flows from financing activities:
Purchase of treasury stock	(6,048)	—
Proceeds from exercise of stock options and stock purchase plan purchases	4,337	6,893
Excess tax benefit from share-based compensation	479	1,285

Net cash provided by (used in) financing activities	(1,232)	8,178

Effect of exchange rate changes on cash	18	(110)

Net increase (decrease) in cash and cash equivalents	316	(8,078)
Cash and cash equivalents at beginning of period	41,014	25,621

Cash and cash equivalents at end of period	$41,330	$17,543

Supplemental disclosures of cash flow information:
Interest paid	$10	$218
Income taxes paid	4,357	3,442

ZEBRA TECHNOLOGIES CORPORATION

SUPPLEMENTAL INFORMATION

Effect of Share Based Compensation and Acquisition-Related

Non-Cash Charges on Gross Profit and Operating Income

	Three Months Ended
	As Reported—GAAP		Adjustments		As Adjusted
	March 31,	April 1,	March 31,	April 1,	March 31,	April 1,
	2007	2006	2007	2006	2007	2006
Net Sales	$208,576	$175,814			$208,576	$175,814
Cost of Sales	108,786	93,116	452	138	108,334	92,978

Gross Profit	99,790	82,698	452	138	100,242	82,836
Gross Margin	47.8%	47.0%			48.1%	47.1%

Operating Expenses
Selling and marketing	28,164	22,109	424	303	27,740	21,806
Research and development	14,185	12,035	657	230	13,528	11,805
General and administrative	17,932	14,649	1,805	840	16,127	13,809
Amortization of intangible assets	2,323	747	2,323	747	—	—
Acquired in-process technology	1,853	—	1,853	—	—	—

Total operating expenses	64,457	49,540	7,062	2,120	57,395	47,420

Operating income	35,333	33,158	7,514	2,258	42,847	35,416
Operating Margin	16.9%	18.9%			20.5%	20.1%

Adjustments consist of the following:

1.	All share-based compensation expense
2.	Amortization of intangible assets and in-process technology related to the company’s acquisitions

ZEBRA TECHNOLOGIES CORPORATION

SUPPLEMENTAL SALES INFORMATION

(Amounts in thousands)

(Unaudited)

Sales by Product Category
	Three Months Ended
	March 31, 2007	April 1, 2006	Percent Change	Percent of Total Sales
Hardware	$159,588	$133,468	19.6	76.5
Supplies	38,081	34,326	10.9	18.3
Service and software	9,394	6,231	50.8	4.5
Shipping and handling	1,648	1,417	16.3	0.8
Cash flow from hedging activities	(135)	372	NM	(0.1)

Total sales	$208,576	$175,814	18.6	100.0

Sales by Geographic Region
	Three Months Ended
	March 31, 2007	April 1, 2006	Percent Change	Percent of Total Sales
Europe, Middle East and Africa	$74,575	$60,681	22.9	35.8
Latin America	12,523	12,919	(3.1)	6.0
Asia-Pacific	16,972	15,227	11.5	8.1

Total international	104,070	88,827	17.2	49.9
North America	104,506	86,987	20.1	50.1

Total sales	$208,576	$175,814	18.6	100.0